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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Access Management, Inc. (a Michigan corporation)
Allmont Ltd. (an Ireland corporation)
BHFS One Limited (a United Kingdom corporation)
BHFS Two Limited (a United Kingdom corporation)
BHFS Three Limited (an Ireland corporation)
Bright Horizons, Inc. (a Delaware corporation)
Bright Horizons Children's Centers, Inc. (a Delaware corporation) Bright Horizons Family Solutions, Ltd. (a Canada corporation)
Bright Horizons Family Solutions, Ltd. (a United Kingdom corporation) Bright Horizons Family Solutions Ireland, Ltd. (an Ireland corporation) Bright Horizons Limited Partnership (a Massachusetts partnership) Bright Horizons Livingston, Ltd. (a United Kingdom corporation)
Bright Horizons Support Services, Ltd. (a United Kingdom corporation) ChildrenFirst, Inc. (a Massachusetts corporation)
ChildrenFirst Ltd. (a Canadian corporation)
CorporateFamily SB, Inc. (a Connecticut corporation)
CorporateFamily Solutions, Inc. (a Tennessee corporation)
Creative Movement and Art Center, Inc. (a Massachusetts corporation) Elsie Inglis Red Apple Nursery, Ltd. (a United Kingdom corporation) Enchanted Forest Day Care, Inc. (a Connecticut corporation)
GreenTree Childcare Services, Inc. (a Delaware corporation)
Kidstop at Boynton Beach, Inc. (a Florida corporation)
LakeShore Preparatory School, Inc. (an Illinois corporation) Nurseryworks, Ltd. (a United Kingdom corporation)
Nurseryworks Associates, Ltd. (a United Kingdom corporation)
Oxford, Ltd. (a United Kingdom corporation)
Resources in Active Learning, Inc. (a California corporation)
Rutland Red Apple Nursery, Ltd. (a United Kingdom corporation) Staffquest, Ltd. (a United Kingdom corporation)
The Birrell Collection, Ltd. (a United Kingdom corporation)